Exhibit 99.1

For Further Information, Contact:

Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 700	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, EVP/CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE

    MAY 29, 2014

QUALITY SYSTEMS, INC. REPORTS FISCAL 2014 FOURTH QUARTER AND YEAR-END RESULTS; SYSTEM SALES, REVENUE, BOOKINGS AND PIPELINE ALL INCREASE IN QUARTER

Company Also Names New Member to its Board of Directors

IRVINE, Calif. … May 29, 2014 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2014 fourth quarter and fiscal year ended March 31, 2014.

Revenues for the fiscal 2014 fourth quarter reached $115.2 million, up 4 percent when compared with $111.3 million for the fiscal 2013 fourth quarter. Net income for the 2014 fourth quarter was $5.2 million, up from a net loss of $4.1 million reported in the same period last year.

On a GAAP basis, fully diluted earnings per share was $0.09 in the fourth quarter of fiscal 2014 versus fully diluted loss per share of $0.07 for the 2013 fourth quarter. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2014 fourth quarter was $0.12, a decline of 50 percent from $0.24 for the comparable quarter a year ago.

During the 2014 fourth quarter, the Company saw increases in systems sales, revenue, bookings and pipeline when compared with the fiscal 2014 third quarter.

Revenues reached $444.7 million for the fiscal year ended March 31, 2014, a decrease of 3 percent when compared with $460.2 million for the 2013 fiscal year ended March 31, 2013. The recurring revenue base reached $357.9 million for the fiscal year ended 2014. Net income for fiscal 2014 was $15.7 million, a decrease of 63 percent when compared with net income of $42.7 million for fiscal 2013.

On a GAAP basis, fully diluted earnings per share for the 2014 fiscal year was $0.26, down 64 percent from $0.72 reported in the 2013 fiscal year. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2014 year was $0.70, a decline of 39 percent from $1.14 for the comparable period a year ago (non-GAAP fully diluted earnings per share is reconciled to its corresponding GAAP measure at the end of this release).

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The Company ended the year with a strong liquidity position, including $113.8 million of cash and investments.

“We are encouraged by the progress we are seeing this quarter, resulting from our dedicated marketing and sales efforts, which are now positively impacting our system sales, revenue, bookings and pipeline growth. The improvement was also fueled by our new Mirth product line and our growth in revenue cycle management business. Both of these areas are expected to be two strong growth drivers for the Company in fiscal 2015,” explained president and chief executive officer Steven T. Plochocki.

“We ended the year in a very strong cash position, which affords us opportunity as we look ahead. We are confident that the programs and initiatives we have put in place over the past several quarters will further enhance the Company’s position as the next fiscal year unwinds,” Plochocki said.

In other news, Quality Systems reported that Jeffrey H. Margolis was named to its Board of Directors, effective May 28, 2014. He also was appointed to serve on the Board’s Transaction Committee.

Margolis is a seasoned healthcare executive, having dedicated more than 25 years to the industry. Currently he is chairman and chief executive officer of Welltok, Inc., an early-stage healthcare consumer engagement and platform-as-a-service enterprise. He founded and served as chairman and chief executive officer at TriZetto Corporation for 13 years and 12 years, respectively, beginning in 1997. TriZetto, a recognized leader in the provision of healthcare IT solutions to payers and providers, became a publicly traded company in 1999 and significantly grew revenues and profitability for approximately nine years before becoming a private entity in 2008 a transaction led by Apax Partners. Margolis concluded his role with TriZetto in 2011 and is Chairman Emeritus. During 2012 and 2013, he served as a senior executive advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare. He is a published author, including his most recent book, The Healthcare Cure.

Margolis also serves on a number of for-profit and non-profit boards. For-profit boards include healthcare analytics company, Predilytics, Inc., and an Irvine-based population health management entity. Non-profit boards include the Crohn’s and Colitis Foundation of America and Hoag Hospital in Newport Beach, Calif. He also serves as an advisory board member of the University of California at Irvine’s Center for Healthcare Management & Policy as well as at UCI’s Center for Digital Transformation. Additionally, he is a member of the board of governors at Cedars-Sinai in Los Angeles.

Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984 and holds CPA certificates (currently inactive) in Colorado and Illinois.

“As a healthcare industry veteran, Jeff brings extensive expertise to our board. His previous accomplishments and experience will bode well for the Company as we continue to play a key role in the evolving healthcare information technology marketplace. We welcome Jeff to our board and look forward to the contributions he will make in this capacity,” Plochocki concluded.

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Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 13, 2014 with an anticipated distribution date of July 3, 2014. The $0.175 per share cash dividend is pursuant to the Company’s current practice to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

The Company will hold its 2014 Annual Shareholders’ Meeting on Monday, August 11, 2014 at 1:00 PM local time. The meeting will be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, Calif., 92612. Holders of record as of June 16, 2014 are eligible to vote and attend. Proxy materials and the 2014 Annual Report will be made available to shareholders of record and will also be posted on the Company’s website at www.qsii.com.

Quality Systems will host a conference call to discuss its fiscal 2014 fourth quarter and year-end results on Thursday, May 29, 2014 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-866-900-9499 at least ten minutes prior to the start of the call and reference conference ID #42101881. International callers should dial 1-937-502-2136. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-585-8367 or 404-537-3406 and enter conference ID #42101881. The replay will be available from approximately 1:00 PM ET on Thursday, May 29, 2014, through 11:59 PM ET on Thursday, June 5, 2014.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2013, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the

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installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP measures, such as non-GAAP diluted earnings per share, provide useful supplemental information to investors and management regarding the Company’s financial condition and results. The Company calculates non-GAAP diluted earnings per share by excluding acquisition costs, amortization of acquired intangible assets, impairment of goodwill and other assets, proxy contest expense, and share-based compensation from GAAP income before provision for income taxes.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2014	2013	2014	2013
Revenues:
Software and hardware	$15,186	$17,109	$60,834	$88,572
Implementation and training services	6,518	7,161	25,948	35,008

System sales	21,704	24,270	86,782	123,580

Maintenance	41,376	40,025	160,060	156,771
Electronic data interchange services	17,421	15,653	67,295	59,709
Revenue cycle management and related services	15,316	15,317	62,976	59,219
Other services	19,387	16,030	67,554	60,950

Maintenance, EDI, RCM and other services	93,500	87,025	357,885	336,649

Total revenues	115,204	111,295	444,667	460,229

Cost of revenue:
Software and hardware	7,115	5,695	44,226	21,750
Implementation and training services	8,109	7,023	29,681	30,896

Total cost of system sales	15,224	12,718	73,907	52,646

Maintenance	6,384	5,505	22,590	20,316
Electronic data interchange services	10,845	10,099	42,567	38,350
Revenue cycle management and related services	12,059	10,980	46,203	43,324
Other services	8,842	8,995	34,896	35,016

Total cost of maintenance, EDI, RCM and other services	38,130	35,579	146,256	137,006

Total cost of revenue	53,354	48,297	220,163	189,652

Gross profit	61,850	62,998	224,504	270,577

Operating expenses:
Selling, general and administrative	38,677	38,308	149,214	148,353
Research and development costs	15,120	8,231	41,524	30,865
Amortization of acquired intangible assets	1,132	1,194	4,805	4,859
Impairment of goodwill and other assets	—	17,400	5,873	17,400

Total operating expenses	54,929	65,133	201,416	201,477

Income (loss) from operations	6,921	(2,135)	23,088	69,100

Interest income (expense), net	322	(93)	269	(107)
Other income (expense), net	35	36	(356)	(79)

Income (loss) before income taxes	7,278	(2,192)	23,001	68,914
Provision for (benefit of) income taxes	2,077	1,898	7,321	26,190

Net income (loss)	$5,201	$(4,090)	$15,680	$42,724

Net income (loss) per share:
Basic	$0.09	$(0.07)	$0.26	$0.72
Diluted	$0.09	$(0.07)	$0.26	$0.72

Weighted-average shares outstanding:
Basic	60,208	59,541	59,918	59,392
Diluted	60,592	59,541	60,134	59,462

Dividends declared per common share	$0.175	$0.175	$0.700	$0.700

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	March 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$103,145	$105,999
Restricted cash	4,351	5,488
Marketable securities	10,656	12,012
Accounts receivable, net	110,181	148,257
Inventories	834	710
Income taxes receivable	8,366	—
Deferred income taxes, net	11,690	12,140
Other current assets	11,135	12,720

Total current assets	260,358	297,326

Equipment and improvements, net	22,801	21,887
Capitalized software costs, net	39,152	39,781
Intangibles, net	33,016	27,550
Goodwill	72,804	45,761
Other assets	16,927	10,750

Total assets	$445,058	$443,055

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,888	$11,501
Deferred revenue	71,077	65,207
Accrued compensation and related benefits	15,953	11,915
Income taxes payable	—	1,480
Dividends payable	10,686	10,418
Other current liabilities	18,282	26,508

Total current liabilities	123,886	127,029

Deferred revenue, net of current	2,187	1,219
Deferred compensation	4,809	3,809
Other noncurrent liabilities	19,086	3,949

Total liabilities	149,968	136,006

Commitments and contingencies

Shareholders’ equity:
Common stock $0.01 par value; authorized 100,000 shares; issued and outstanding 60,206 and 59,543 shares at March 31, 2014 and March 31, 2013, respectively	602	595
Additional paid-in capital	194,739	179,743
Accumulated other comprehensive loss	(182)	(11)
Retained earnings	99,931	126,722

Total shareholders’ equity	295,090	307,049

Total liabilities and shareholders’ equity	$445,058	$443,055

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NON-GAAP DILUTED NET INCOME PER SHARE

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2014	2013	2014	2013
Income (loss) before provision for income taxes - GAAP	$7,278	$(2,192)	$23,001	$68,914

Plus items included in cost of revenue:
Amortization of acquired software technology	858	671	3,526	2,700
Impairment of other assets*	—	—	20,098	—
Share-based compensation	95	1	348	201

Total adjustments to cost of revenue	953	672	23,972	2,901

Plus items included in operating expenses:
Acquisition costs	846	448	1,448	2,030
Amortization of acquired intangible assets	1,132	1,194	4,805	4,859
Impairment of goodwill and other assets	—	17,400	5,873	17,400
Proxy contest expense	—	—	1,721	1,250
Share-based compensation	563	360	2,142	2,126

Total adjustments to operating expenses	2,541	19,402	15,989	27,665

Total adjustments to GAAP income before provision for income taxes:	3,494	20,074	39,961	30,566

Income before provision for income taxes - Non-GAAP	10,772	17,882	62,962	99,480
Provision for income taxes	3,318	3,827	20,966	31,834

Net income - Non-GAAP	$7,454	$14,055	$41,996	$67,646

Diluted net income per share - Non-GAAP	$0.12	$0.24	$0.70	$1.14
Weighted-average shares outstanding (diluted):	60,592	59,550	60,134	59,462

*	Relates to the impairment of acquired software technology and capitalized software costs in the Hospital Solutions Division

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